As filed with the Securities and Exchange Commission on January 16, 2002
                                                     Registration No. 333-69082
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                          INTERNATIONAL PAPER COMPANY
             (Exact name of Registrant as specified in its charter)

        New York                                        13-0872805
(State or other jurisdiction                (IRS Employer Identification Number)
of incorporation or organization)
                            -----------------------

                              400 Atlantic Street
                          Stamford, Connecticut 06921
                                 (203) 541-8000
                       (Address, including zip code, and
                        telephone number, including area
                        code, of registrant's principal
                               executive offices)
                            -----------------------

                                Barbara Smithers
                     Vice President and Corporate Secretary
                          International Paper Company
                              400 Atlantic Street
                          Stamford, Connecticut 06921
                                 (203) 541-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------

                                   Copies to:
                               Francis J. Morison
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000
                            -----------------------



     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            -----------------------




The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable in connection with the issuance and distribution of the securities being registered. All amounts are shown are estimates except the SEC registration fee.

SEC registration fee..........................................     $258,188.78
Printing expenses.............................................       60,000
Accounting fees and expenses..................................       15,000
Legal fees and expenses.......................................       75,000
Transfer Agent expenses.......................................       15,000
Miscellaneous expenses........................................       10,000
                                                                   -----------
          Total...............................................     $433,188.78
                                                                   ===========


Item 15.  Indemnification of Directors and Officers.

     Section 721 of the New York Business Corporation Law ("B.C.L.") provides that, in addition to the indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that the director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article VII of the Restated Certificate of Incorporation, as amended, of the Registrant provides in part as follows:

               "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director; provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

     Article IX of the By-laws, as amended, of the Registrant provides as follows:

               "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

     International Paper has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the B.C.L., has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L., as permitted by
Section 721 of the B.C.L.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Reference is made to Section 4 of the Registration Rights Agreement incorporated by reference as Exhibit 4.4 hereto for a description of the indemnification arrangements in connection with the registration of the debentures under the Securities Act of 1933.

Item 16.  Exhibits.


Exhibit
Number           Description
---------        -------------
** 1.1           Purchase Agreement dated June 13, 2001 between International
                 Paper Company and Credit Suisse First Boston Corporation.
   4.1           Indenture, dated as of April 12, 1999, between International
                 Paper and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to International Paper's Report on
                 Form 8-K filed on June 29, 2000 (File No. 1-3157)).
** 4.2           Convertible Debentures Supplemental Indenture dated as of
                 June 20, 2001, between International Paper Company and the
                 Bank of New York, as Trustee.
** 4.3           Form of Debenture (included in Exhibit 4.2)

Exhibit
Number           Description
---------        -------------
** 4.4           Registration Rights Agreement dated as of June 20, 2001 between
                 International Paper Company and Credit Suisse First Boston
                 Corporation.
** 5.1           Opinion of Davis Polk & Wardwell.
  12.1           Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to International Paper's Report on
                 Form 10-Q filed on November 14, 2001 (File No. 1-3157)).
 *23.1           Consent of Arthur Andersen LLP.
 *23.2           Consent of PricewaterhouseCoopers.
**23.3           Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
**24.1           Powers of Attorney.
**25.1           Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee.
-------------------

* Filed herewith.

** Previously filed.



Item 17.  Undertakings.

     A.   Undertaking Pursuant to Rule 415

     The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 16th day of January 2002.

                                             INTERNATIONAL PAPER COMPANY


                                             By: /s/ Barbara L. Smithers
                                                 ------------------------------
                                             Name: Barbara L. Smithers
                                             Title: Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




                NAME                       TITLE                     DATE
                ----                       -----                     ----


            *
--------------------------   Chairman of the Board, Chief
      John T. Dillon         Executive Officer and Director   January 16, 2002


            *
--------------------------   Executive Vice President and
     C. Wesley Smith         Director                         January 16, 2002


            *
--------------------------
     Robert J. Eaton         Director                         January 16, 2002


            *
--------------------------
     Samir G. Gibara         Director                         January 16, 2002


            *
--------------------------
   James A. Henderson        Director                         January 16, 2002



--------------------------
   John R. Kennedy           Director


            *
--------------------------
    Robert D. Kennedy        Director                         January 16, 2002

                NAME                       TITLE                     DATE
                ----                       -----                     ----



            *
--------------------------
  W. Craig McClelland        Director                         January 16, 2002


            *
--------------------------
    Donald F. McHenry        Director                         January 16, 2002


            *
--------------------------
    Patrick F. Noonan        Director                         January 16, 2002


            *
--------------------------
    Jane C. Pfeiffer         Director                         January 16, 2002


            *
--------------------------
    Jeremiah J. Sheenan      Director                         January 16, 2002


            *
--------------------------
    Charles R. Shoemate      Director                         January 16, 2002


            *
--------------------------   Executive Vice President and
      John V. Faraci         Chief Financial Officer          January 16, 2002


            *
--------------------------   Vice President - Finance and
      Andrew R. Lessin       Chief Accounting Officer         January 16, 2002


*By: /s/Barbara L. Smithers
    -----------------------
        Barbara L. Smithers
        Attorney-In-Fact                                      January 16, 2002

EXHIBIT INDEX




Exhibit
Number           Description
------           -----------

** 1.1           Purchase Agreement dated June 13, 2001 between International
                 Paper Company and Credit
                 Suisse First Boston Corporation.
   4.1           Indenture, dated as of April 12, 1999, between International
                 Paper and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to International Paper's Report on
                 Form 8-K filed on June 29, 2000 (File No. 1-3157)).
** 4.2           Convertible Debentures Supplemental Indenture dated as of June
                 20, 2001, between International Paper Company and the Bank of
                 New York, as Trustee.
** 4.3           Form of Debenture (included in Exhibit 4.2)
** 4.4           Registration Rights Agreement dated as of June 20, 2001 between
                 International Paper Company and Credit Suisse First Boston
                 Corporation.
** 5.1           Opinion of Davis Polk & Wardwell.
  12.1           Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to International Paper's Report on
                 Form 10-Q filed on November 14, 2001 (File No. 1-3157)).
 *23.1           Consent of Arthur Andersen LLP.
 *23.2           Consent of PricewaterhouseCoopers.
**23.3           Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
**24.1           Powers of Attorney.
**25.1           Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee

-----------------
*    Filed herewith.
**   Previously filed.